EXHIBIT 10.13

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is made and entered into effective as of August 1, 2012 (the “Effective Date”) by and between Douglas Francis, an individual (“Holder”)and SearchCore, Inc.(the “Pledgor”).  The Holderand the Pledgor shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Pledgor is obligated to Francis under that certain Secured Promissory Note of even date herewith in the original principal amount of One MillionSix Hundred Twenty Five Thousand Dollars ($1,625,000) (the “Note”);

WHEREAS, as security for the payment obligations of Pledgor under theNote,Pledgor has agreed to execute and deliver to Holder this Agreement granting Holder a security interest in the Collateral (as hereinafter defined) as security for the repayment of the Note by Pledgor to the Holder.

NOW, THEREFORE,for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	CREATION OF SECURITY INTEREST

Pledgor hereby grants to Holder a security interest in and lien upon the property described in Section 2 of this Agreement to secure performance and payment of all of Pledgor’s obligations under the Note.  A copy of the Note is attached hereto as Exhibit A.

2.	COLLATERAL

As collateral for the Note, Pledgor hereby assigns and grants to Holder, jointly and not severally,all of Pledgor’s right, title and interest in and to theTwenty Eight Million Eight Hundred Seventy Two Thousand Two Hundred Eighty Nine  (28,872,289) shares of common stock of SearchCore, Inc. (“Pledged Shares”) and the certificates, if any, representing the Pledged Shares, and all cash, instruments, distributions and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, together with all other rights appurtenant to the Pledged Shares (including, without limitation, any and all voting rights pertaining thereto) andall cash and noncash proceeds of any and all of the foregoing (the “Collateral”).

The Collateral shall be placed in escrow with a mutually acceptable escrow agent in accordance with an escrow agreement entered into on even date herewith.  Upon delivery of each monthly payment in accordance with the Note, a pro-rata number of shares of stock held as Collateral will be released from escrow to the Pledgor, and said Collateral will no longer be subject to this Agreement.

3.	PLEDGOR’S REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants to Holder as follows:

(a)   Clear Title To Collateral.Other than the interest created by this Agreement, the Pledgor represents that itis the sole owner of the Collateral, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Pledgor, except for the security interest granted to Holder.

(b)          Priority of Lien.  This Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of Holder, prior to all other liens, encumbrances, security interests and rights of others arising from any acts or omissions of Pledgor, and is enforceable as such as against creditors of and purchasers from Pledgor.

(c)           Defend Title.  Pledgor will defend the title to the Collateral against the claim of any Person claiming against or through Pledgor and will maintain and preserve Holder’slien on the Collateral so long as this Agreement shall remain in effect.

(d)           No Transfer of Collateral.  Pledgor will not, without the prior written consent of Holder, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any distributions or payments with respect thereto or grant a lien on any thereof.

(e)           Protection of Collateral.  Pledgor shall do all acts that may be necessary or reasonable to maintain, preserve and protect the Collateral, and ensure that all Collateral is in good and working order, and shall never use the Collateral, or any part thereof, in a manner that results, or is likely to result, in waste or unreasonable deterioration of the Collateral.

(f)           Payment of Assessments, Taxes, Charges, etc.  Except for any taxes resulting from the transfer or disposition of the Collateral from Holder to the Pledgor, Pledgor shall pay, at least ten (10) days before delinquency, all taxes, charges, assessments, encumbrances and liens now or hereafter levied or imposed or becoming a lien upon the Collateral, or any part thereof, and all taxes and license fees imposed upon Pledgor’s right to do business, and to keep the interest created by this Agreement a first lien upon the Collateral, subject only to the lien of current taxes and assessments not yet due and payable.

(g)           No Violation or Default.  Neither the execution, delivery or performance of this Agreement nor the consummation by Pledgor of the transactions contemplated hereby will: (a) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, judgment or order to which itis a party or by which it or any of its properties may be bound or affected; or (b) to the best of its knowledge, constitute a violation of any applicable law or regulation.

(h)           Further Acts.  Upon demand, at any time, Pledgor shall make, do, execute and deliver all such further acts, documents, and instruments, including the execution, filing and recording of UCC-1 Financing Statements, as shall be reasonably required to effectuate the intent and purposes of this Agreement, so as to perfect, maintain and protect Holder’s interest hereunder and render all of the Collateral available for the satisfaction of the obligations under the Note and to subject the Collateral to the interest created by this Agreement.

4.	EVENTS OF DEFAULT

The following events are Events of Default:

(a)   Default on Note.  The Pledgor is in default pursuant to Section 4 of the Note.  Any singular Event of Default shall allow Holder, jointly, to exercise the rights in Section 5 of this Agreement.

(b)   Limitations Regarding Collateral.  Pledgor sells, transfers, leases or otherwise disposes of any of the Collateral, or attempts, offers or contracts to do so, or Pledgor creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than those agreed to in advance by Holder (the “Other Encumbrances”).  Pledgor will, at Pledgor’s sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Holder in and to any of Pledgor’s rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons.

(c)           Misrepresentation.  Any representation or warranty made by Pledgor herein or in the Note that proves to be untrue in any material respect, or any representation, statement, certificate or data furnished or made by Pledgor hereunder or under the Note proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.

5.	HOLDER’S RIGHTS

(a)           Rights of Holder Upon Default.  If there is an Event of Default the Holder may do the following: (1) require Pledgor to assemble the Collateral, including any books and records pertaining to the Collateral, and make them available to Holder at a place designated by Holder and transfer the Collateral to the Holder; (2) notify any account of Pledgorand any other person who shares Holder’sinterest in the Collateral; (3) request confirmation of the status of any account of the Pledgor upon which account Pledgor is obligated; (4) require Pledgor to obtain Holder’s prior written consent to any sale, agreement to sell, or other disposition of any Collateral; or (5) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default.

(b)   Rights Under Uniform Commercial Code.  Without limiting any of Holder’s rights and remedies under this Agreement, Holder may enforce the security interests and other liens given hereunder, and under the Note and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.

(c)           Payments of Taxes and Insurance.  If Pledgor fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by Pledgor on the Collateral, Holder mayin their discretion and without prior notice to Pledgor, make any such payment.  Any payments made by Holder under this paragraph shall not constitute (i) an agreement by Holder to make similar payments in the future, or (ii) a waiver by Holder of any Event of Default under this Agreement.  Holder need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

(d)           Rights and Remedies are Cumulative.   All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

6.	ADDITIONAL PROVISIONS

(a)           Notices.All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or by facsimile transmission.  Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission.  Notices shall be sent to the addresses set forth below:

If to Holder:                                                          Douglas Francis
_________________________
_________________________
_________________________

If to Pledgor:                                                         SearchCore, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA  92660
Attn: Jim Pakulis
Email: jpakulis@searchcore.com

with a copy to:                                     The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92688
Attn: Brian A. Lebrecht, Esq.
Facsimile (949) 635-1244

or at such other address as the Pledgor or Holder may designate by ten (10) days advance written notice to the other Party hereto.

(b)           No Waiver; Cumulative Remedies.  Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of hisrights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder.  A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which Holder would otherwise have had on any future occasion.   The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c)            Successors and Assigns.  All covenants and agreements herein contained by or on behalf of the Pledgor shall bind its successors and assigns and shall inure to the benefit of the Holder and their successors and assigns.  No Party may assign this Agreement or any instruments or documents executed in connection herewith or any of their respective rights hereunder without the prior written consent of the other Parties.

(d)   Governing Law; Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OFCALIFORNIAAPPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW. Any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over the County of Orange, State of California, United States of America.

(e)   Severability.  In the event any one or more of the provisions contained in this Agreement, the Note, or in any other instrument or document referred to herein or executed in connection with or as security for the Note, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Note, or any other instrument or document referred to herein or executed in connection with or as security for the Note.

(f)   Defined Terms.  Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the applicable Uniform Commercial Code are used with the meanings as therein defined.

(g)   Entire Agreement.  This Agreement, along with the Note, and the Escrow Agreement of even date herewith, constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.  This Agreement may not be modified or amended except by a written instrument duly executed by all of the Parties.

(h)   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF,the Parties have executed this Pledge and Security Agreement as of the date first written above.

“Holder”	“Pledgor”

SearchCore, Inc.
a Nevada corporation

/s/ Douglas Francis	/s/ James Pakulis
Douglas Francis, an individual	By: James Pakulis
Its: Chief Executive Officer

Exhibit A

Note